Exhibit 99.1

Adaptimmune Reports First Quarter Financial Results and Business Update

- Pooled data from Cohort 1 of the SPEARHEAD-1 trial and the Phase 1 trial of afami-cel in patients with sarcoma to be presented as a poster at ASCO -

- Preclinical data for two novel next-generation T-cell therapies to be presented in two posters at ASGCT -

- Updated MAGE-A4 expression levels from the Company’s screening protocol presented at AACR confirm the potential of this target in a broad range of solid tumors -

- Appointed Jo Brewer as Chief Scientific Officer -

- Financial guidance confirmed: funded into early 2024 -

- Conference call to be held today at 8:00 a.m. EDT (1:00 p.m. BST) -

PHILADELPHIA, PA. and OXFORD, UK, May 9, 2022 – Adaptimmune Therapeutics plc (Nasdaq: ADAP), a leader in cell therapy to treat cancer, today reported financial results for the first quarter ended March 31, 2022 and provided a business update.

“We have four clear areas of focus this year: to file the BLA for afami-cel, continue to build our MAGE-A4 franchise, scale up our manufacturing capabilities, and continue to advance our allogeneic products. We have made good progress with each in 2022” said Adrian Rawcliffe, Adaptimmune’s Chief Executive Officer. “We remain funded into early 2024 and will continue to execute across these objectives.”

Roadmap to BLA submission for afami-cel1 in 2022 (first-generation product targeting MAGE-A4)

●	Adaptimmune is preparing the BLA and targeting submission to the US Food and Drug Administration (FDA) in Q4 2022 for the treatment of synovial sarcoma.
●	Updated data based on pooled analyses of characteristics associated with clinical responses from Cohort 1 of the SPEARHEAD-1 trial and the Phase 1 trial of afami-cel in patients with advanced synovial sarcoma or myxoid/round cell liposarcoma to be presented in a poster at ASCO.

Preclinical data at the American Society for Cell and Gene Therapy (ASGCT) annual conference

●	Preclinical data from the next-generation SPEAR T-cell targeting MAGE-A4 incorporating IL-7 and CCL19 (ADP-A2M4N7X19), developed in collaboration with Noile-Immune, to be presented in a poster; the Company plans to file an IND for this next-generation SPEAR T-cell later this year.
●	Preclinical data from tumor-infiltrating lymphocytes (TILs) incorporating IL-7 (TIL-IL7), being developed in collaboration with the Center for Cancer Immune Therapy in Denmark, to be presented in a poster; a single-center clinical trial is planned for initiation in 2022.

Corporate

The Company appointed Dr. Joanna (Jo) Brewer as its Chief Scientific Officer effective May 4; Dr. Brewer previously served as the Company’s SVP Allogeneic Research.

1 Afamitresgene autoleucel “afami-cel” (formerly ADP-A2M4)

Financial Results for the three months ended March 31, 2022

●	Cash / liquidity position: As of March 31, 2022, Adaptimmune had cash and cash equivalents of $89.5 million and Total Liquidity[2] of $304.2 million, compared to $149.9 million and $369.6 million, respectively, as of December 31, 2021.
●	Revenue: Revenue for the three months ended March 31, 2022 was $3.6 million, compared to $0.4 million for the same period in 2021. Revenue has increased primarily due to an increase in development activities under our collaboration arrangements.
●	Research and development (R&D) expenses: R&D expenses for the three months ended March 31, 2022 were $36.8 million, compared to $24.5 million for the same period in 2021. R&D expenses increased due to an increase in the number of employees engaged in research and development, increases in subcontracted expenditures, increases in in-process research and development costs and a decrease in reimbursements receivable for research and development tax and expenditure credits.
●	General and administrative (G&A) expenses: G&A expenses for the three months ended March 31, 2022 were $16.8 million, compared to $13.8 million for the same period in 2021 due to increases in employee-related costs and other corporate costs.
●	Net loss: Net loss attributable to holders of the Company’s ordinary shares for the three months ended March 31, 2022 was $50.3 million ($(0.05) per ordinary share), compared to $37.8 million ($(0.04) per ordinary share) for the same period in 2021.

Financial Guidance

The Company believes that its existing cash, cash equivalents and marketable securities, together with the additional payments under the Strategic Collaboration and License Agreement with Genentech, will fund the Company’s current operations into early 2024, as further detailed in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2022, to be filed with the Securities and Exchange Commission following this earnings release.

Conference Call Information

The Company will host a live teleconference and webcast to provide additional details at 8:00 a.m. EDT (1:00 p.m. BST) today, May 9, 2022. The live webcast of the conference call will be available via the Events page of Adaptimmune’s corporate website at www.adaptimmune.com. An archive will be available after the call at the same address. To participate in the live conference call, if preferred, please dial (833) 652-5917 (US or Canada) or +1 (430) 775-1624 (International). After placing the call, please ask to be joined into the Adaptimmune conference call and provide the confirmation code (6779362).

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for people with cancer. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and

2 Total liquidity is a non-GAAP financial measure, which is explained and reconciled to the most directly comparable financial measures prepared in accordance with GAAP below timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2021, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts:

Media Relations:

Sébastien Desprez — VP, Corporate Affairs and Communications

T: +44 1235 430 583

M: +44 7718 453 176

Sebastien.Desprez@adaptimmune.com

Investor Relations:

Juli P. Miller, Ph.D. — VP, Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com

Total Liquidity (a non-GAAP financial measure)

Total Liquidity (a non-GAAP financial measure) is the total of cash and cash equivalents and marketable securities (available-for-sale debt securities). Each of these components appears separately in the condensed consolidated balance sheet. The U.S. GAAP financial measure most directly comparable to Total Liquidity is cash and cash equivalents as reported in the condensed consolidated financial statements, which reconciles to Total Liquidity as follows (in millions):

	March 31,	December 31,
	2022	2021
Cash and cash equivalents	$89,539	$149,948
Marketable securities - available-for-sale debt securities	214,679	219,632
Total Liquidity	$304,218	$369,580

The Company believes that the presentation of Total Liquidity provides useful information to investors because management reviews Total Liquidity as part of its assessment of overall solvency and liquidity, financial flexibility, capital position and leverage.

Condensed Consolidated Statement of Operations

(unaudited, in thousands, except per share data)

	Three months ended
	March 31,
	2022	2021
Revenue	$3,575	$434
Operating expenses
Research and development	(36,752)	(24,506)
General and administrative	(16,804)	(13,817)
Total operating expenses	(53,556)	(38,323)
Operating loss	(49,981)	(37,889)
Interest income	338	425
Other income (expense), net	12	(1)
Loss before income tax expense	(49,631)	(37,465)
Income tax expense	(634)	(298)
Net loss attributable to ordinary shareholders	$(50,265)	$(37,763)

Net loss per ordinary share
Basic and diluted	$(0.05)	$(0.04)

Weighted average shares outstanding:
Basic and diluted	940,029,247	931,088,810

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except share data)

	March 31,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$89,539	$149,948
Marketable securities - available-for-sale debt securities	214,679	219,632
Accounts receivable, net of allowance for doubtful accounts of $0 and $0	1,826	752
Other current assets and prepaid expenses	53,417	45,126
Total current assets	359,461	415,458

Restricted cash	1,716	1,718
Operating lease right-of-use assets, net of accumulated amortization	21,145	20,875
Property, plant and equipment, net of accumulated depreciation of $36,671 and $36,253	36,689	30,494
Intangible assets, net of accumulated amortization of $4,209 and $4,051	788	1,000
Total assets	$419,799	$469,545

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$7,017	$8,113
Operating lease liabilities, current	2,735	2,320
Accrued expenses and other current liabilities	31,627	29,909
Deferred revenue, current	24,772	22,199
Total current liabilities	66,151	62,541

Operating lease liabilities, non-current	23,220	23,148
Deferred revenue, non-current	166,613	177,223
Other liabilities, non-current	670	673
Total liabilities	256,654	263,585

Stockholders’ equity
Common stock - Ordinary shares par value £0.001, 1,240,853,520 authorized and 940,866,006 issued and outstanding (2021: 1,240,853,520 authorized and 937,547,934 issued and outstanding)	1,342	1,337
Additional paid in capital	965,227	959,611
Accumulated other comprehensive loss	(9,313)	(11,142)
Accumulated deficit	(794,111)	(743,846)
Total stockholders' equity	163,145	205,960

Total liabilities and stockholders’ equity	$419,799	$469,545

Condensed Consolidated Cash Flow Statement

(unaudited, in thousands)

	Three months ended
	March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(50,265)	$(37,763)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,386	1,436
Amortization	209	—
Share-based compensation expense	5,586	5,334
Unrealized foreign exchange (gains)/losses	(244)	1,249
Amortization on available-for-sale debt securities	999	1,499
Other	220	1,299
Changes in operating assets and liabilities:
Increase in receivables and other operating assets	(10,759)	(11,155)
Increase/ (decrease) in payables and other current liabilities	964	(8,601)
(Decrease)/ increase in deferred revenue	(2,497)	162
Net cash used in operating activities	(54,401)	(46,540)

Cash flows from investing activities
Acquisition of property, plant and equipment	(7,114)	(1,152)
Acquisition of intangible assets	—	(133)
Maturity or redemption of marketable securities	44,536	84,646
Investment in marketable securities	(42,197)	(61,599)
Net cash (used in)/ provided by investing activities	(4,775)	21,762

Cash flows from financing activities
Proceeds from exercise of stock options	35	534
Net cash provided by financing activities	35	534

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(1,270)	(204)
Net decrease in cash, cash equivalents and restricted cash	(60,411)	(24,448)
Cash, cash equivalents and restricted cash at start of period	151,666	61,484
Cash, cash equivalents and restricted cash at end of period	$91,255	$37,036

Adaptimmune Contacts:

Media Relations:

Sébastien Desprez — VP, Corporate Affairs and Communications

T: +44 1235 430 583

M: +44 7718 453 176

Sebastien.Desprez@adaptimmune.com

Investor Relations:

Juli P. Miller, Ph.D. — VP, Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com